UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): May 17, 2011
CKx, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34794	27-0118168

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

650 Madison Avenue, New York, New York	10022

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 212-838-3100
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
     On May 17, 2011, CKx, Inc., a Delaware corporation (the “Company”), Colonel Holdings, Inc., a Delaware corporation (“Parent”), and Colonel Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), entered into an amendment (“Amendment No. 1”) to the Agreement and Plan of Merger, dated as of May 10, 2011 between the Company, Parent and Merger Sub (including all amendments thereto) (the “Merger Agreement”). The Company, Parent and Merger Sub entered into Amendment No. 1 to make technical clarifications relating to certain terms of the Merger Agreement. The foregoing description of Amendment No. 1 is qualified in its entirety by reference to Amendment No. 1, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.
     The Company will file a solicitation/recommendation statement with the Securities and Exchange Commission (“SEC”) in connection with the tender offer contemplated by the Merger Agreement and Amendment No. 1, and, if required, will file a proxy statement or information statement with the SEC in connection with the merger contemplated by the Merger Agreement and Amendment No. 1. Stockholders are strongly advised to read these documents if and when they become available because they will contain important information about the tender offer and the proposed merger. Stockholders would be able to obtain a free copy of the solicitation/recommendation statement and the proxy statement or information statement as well as other filings containing information about the Company, the tender offer and the merger, if any, when available, without charge, at the SEC’s internet site (http://www.sec.gov). In addition, copies of the solicitation/recommendation statement, the proxy statement or information statement and other filings containing information about the Company, the tender offer and the merger may be obtained, if and when available, without charge, by directing a request to CKx, Inc., Attention: Investor Relations, 650 Madison Avenue, New York, New York 10022 or on the Company’s website at (http://ir.ckx.com).

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     Effective May 17, 2011, the employment agreements for each of Michael G. Ferrel, Thomas P. Benson and Howard J. Tytel (each an “Executive”) were amended to provide that the Executive shall have the right to terminate his employment with the Company on a voluntary basis, for any reason, during the 30-day period (the “Resignation Period”) following six months after the Effective Time (as defined in the Merger Agreement) (such six-month period, the “Transition Period”). If the Executive resigns during the Resignation Period or if the Company terminates the Executive during the Transition Period for any reason other than for Cause (as defined in the Executive’s employment agreement), then (i) such resignation or termination shall be deemed to be a “Constructive Termination without Cause” (as defined in the Executive’s employment agreement) and (ii) the Executive shall be entitled to receive the greater of the severance amounts as provided for in the Executive’s employment agreement calculated as of (x) the Effective Time or (y) the date of his resignation (the greater of (x) and (y), the “Severance Amount”). In either case, the Severance Amount will be reduced to the greatest amount which will result in no portion thereof being a “parachute payment” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended, if and only if the after-tax proceeds of the Severance Amount payable to the Executive would be greater than if such reduction would not have applied. With respect to Mr. Ferrel, if the amount Mr. Ferrel would be entitled to receive on a Change of Control Termination (as defined in his employment agreement) would be greater than the Severance Amount, then Mr. Ferrel will be entitled to receive the amount he is entitled to receive on a Change of Control Termination. The employment agreement amendments with Messrs. Ferrel, Benson and Tytel are filed as Exhibits 10.1, 10.2 and 10.3 hereto, respectively, and are incorporated herein by reference.

Item 8.01	Other Events.
     On May 17, 2011, the Company issued a press release announcing commencement of the tender offer by an affiliate of Merger Sub as contemplated by the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits

Exhibit
Number	Description
2.1	Amendment No. 1, dated as of May 17, 2011, to the Agreement and Plan of Merger among Colonel Holdings, Inc., Colonel Merger Sub, Inc. and CKx, Inc., dated as of May 10, 2011
10.1	Amendment to Employment Agreement, effective as of May 17, 2011, between CKx, Inc. and Michael G. Ferrel
10.2	Amendment to Employment Agreement, effective as of May 17, 2011, between CKx, Inc. and Thomas P. Benson
10.3	Amendment to Employment Agreement, effective as of May 17, 2011, between CKx, Inc. and Howard J. Tytel
99.1	Press Release, issued May 17, 2011

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CKx, Inc.
Dated: May 17, 2011	By:	/s/ Howard J. Tytel
		Name:	Howard J. Tytel
		Title:	Senior Executive Vice President, Director of Legal and Governmental Affairs

EXHIBIT INDEX

Exhibit
Number	Description
2.1	Amendment No. 1, dated as of May 17, 2011, to the Agreement and Plan of Merger among Colonel Holdings, Inc., Colonel Merger Sub, Inc. and CKx, Inc., dated as of May 10, 2011
10.1	Amendment to Employment Agreement, effective as of May 17, 2011, between CKx, Inc. and Michael G. Ferrel
10.2	Amendment to Employment Agreement, effective as of May 17, 2011, between CKx, Inc. and Thomas P. Benson
10.3	Amendment to Employment Agreement, effective as of May 17, 2011, between CKx, Inc. and Howard J. Tytel
99.1	Press Release, issued May 17, 2011